Filed Pursuant to Rule 424(b)(3)

Registration No. 333-69312

6% Convertible Senior Notes due 2011 CUSIP No. 65332VBC6

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED NOVEMBER 27, 2001

TO PROSPECTUS DATED NOVEMBER 15, 2000

     The selling security holders table on pages 18 – 20 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 6% convertible senior notes due 2011:

	Convertible Notes		Common Stock

		Principal Amount of
	Principal Amount of	Convertible Notes	Number of Shares	Number of Shares
Name of Selling Security Holder	Convertible Notes Owned	Offered	Owned	Offered

Amaranthy Securities, L.L.C	5,994,000	5,994,000	141,000	- 0 -
Canyon Capital Arbitrage Master Hedge Fund, Ltd.	7,000,000	7,000,000	7,740	- 0 -
Canyon MAC 18 Ltd. (RMF)	3,000,000	3,000,000	3,010	- 0 -
Canyon Value Realization Fund (Cayman), Ltd.	20,000,000	20,000,000	21,500	- 0 -
Canyon Value Realization Fund, L.P.	10,000,000	10,000,000	10,750	- 0 -
JMG Capital Partners, LP	122,940,000	122,940,000	-0-	- 0 -
Paloma Securities L.L.C	13,996,000	13,996,000	78,000	- 0 -
Stark International	21,572,000	21,572,000	-0-	- 0 -